SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of certain of the Registrant’s subsidiaries. Such subsidiaries are incorporated or organized in the jurisdictions indicated. Revlon Consumer Products Corporation is wholly owned by the Registrant. Each of the other listed subsidiaries is wholly owned by Revlon Consumer Products Corporation, directly or indirectly, and all listed subsidiaries are included in the Registrant’s consolidated financial statements. The names of the Registrant’s remaining subsidiaries, if any, which may have been omitted from the following list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Domestic Subsidiaries

Almay, Inc., a Delaware corporation

Charles of the Ritz Group Ltd., a Delaware corporation

Charles Revson Inc., a New York corporation

Cosmetics & More Inc., a Delaware corporation

North America Revsale Inc., a New York corporation

PPI Two Corporation, a Delaware corporation

Revlon Consumer Corp., a Delaware corporation

Revlon Consumer Products Corporation, a Delaware corporation

Revlon Development Corp., a Delaware corporation

Revlon Government Sales, Inc., a Delaware corporation

Revlon International Corporation, a Delaware corporation

Revlon Products Corp., a Delaware corporation

Revlon Real Estate Corporation, a Delaware corporation

RIROS Corporation, a New York corporation

RIROS Group Inc., a Delaware corporation

Foreign Subsidiaries

ACN 000 189 186 Pty. Limited (Australia)

CEIL — Comercio e Distribuidora Ltda. (Brazil)

Cendico B.V. (Netherlands)

Deutsche Revlon GmbH (Germany)

European Beauty Products S.L. (Spain)

Européenne de Produits de Beauté S.A.S. (France)

New Revlon Argentina S.A. (Argentina)

Productos Cosmeticos de Revlon, S.A. (Guatemala)

Promethean Insurance Limited (Bermuda)

REMEA 2 B.V. (Netherlands)

Revlon A.B. (Sweden)

Revlon Australia Pty Limited (Australia)

Revlon Beauty Products, S.L. (Spain)

Revlon B.V. (Netherlands)

Revlon Canada Inc. (Canada)

Revlon Chile S.A. (Chile)

Revlon China Holdings Limited (Cayman Islands)

Revlon Europe, Middle East and Africa Ltd. (Bermuda)

Revlon Group Limited (United Kingdom)

Revlon (Hong Kong) Limited (Hong Kong)

Revlon (Israel) Limited (Israel)

Revlon Kabushiki Kaisha (Japan)

Revlon Ltda. (Brazil)

Revlon Manufacturing Ltd. (Bermuda)

Revlon Mauritius Ltd. (Mauritius)

Revlon New Zealand Limited (New Zealand)

Revlon Offshore Limited (Bermuda)

Revlon Overseas Corporation, C.A. (Venezuela)

Revlon Pension Trustee Company (U.K.) Limited (United Kingdom)

Revlon (Puerto Rico) Inc. (Puerto Rico)

Revlon Real Estate Kabushiki Kaisha (Japan)

Revlon, S.A. de C.V. (Mexico)

Revlon (Shanghai) Limited (China)

Revlon South Africa (Proprietary) Limited (South Africa)

Revlon S.p.A. (Italy)

Revlon (Suisse) S.A. (Switzerland)

Revlon Taiwan Limited (Taiwan)

S.E.F.A.O., S.A. (Spain)

Shanghai Revstar Cosmetic Marketing Services Limited (China)

YAE Artistic Packings Industry Ltd. (Israel)

YAE Press 2000 (1987) Ltd. (Israel)